Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated 31 May, 2010, 21 May, 2009 and 27 May. 2008 with respect to the consolidated financial statements of Thermon Holdings, LLC, which appears in the Registration Statement on Form S-l (File No. 333-172007) of Thermon Group Holdings, Inc.

/s/ Bell Partners

Bell Partners
Chartered Accountants

/s/ TG Rees

TG Rees
Partner

Level 7, 468 St Kilda Road Melbourne, Victoria - AUSTRALIA
May 6, 2011